EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-182161, 333-162108, 333-106933, 333-97787, 333-47326, 333-38258, 333-38236), Form S-3 (Nos. 333-110034, 333-105173, 333-101365, 333-99211, 333-88758 and 333-70336) and Form S-3 filed as post-effective amendment No. 2 to Registration Statement on Form S-4 (No. 333-103434) of Krispy Kreme Doughnuts, Inc. of our report dated March 31, 2016 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
March 31, 2016

111